Exhibit 99.1

AMENDMENT NO. 1 TO

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, Starboard Value and Opportunity Master Fund Ltd, a Cayman Islands exempted company (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC, a Delaware limited liability company (“Starboard LLC”), Starboard Value LP, a Delaware limited partnership, Starboard Value GP LLC, a Delaware limited liability company, Starboard Principal Co LP, a Delaware limited partnership, Starboard Principal Co GP LLC, a Delaware limited liability company, Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Ronald S. Epstein, Steven B. Fink, Dennis A. Miller and James A. Warner entered into a Joint Filing and Solicitation Agreement on February 27, 2012 (the “Agreement”); and

WHEREAS, each of Ronald S. Epstein and Steven B. Fink now wishes to be removed as a party to the Agreement.

NOW, IT IS AGREED, this 27th day of April 2012 by the parties hereto:

1.           Each of Ronald S. Epstein and Steven B. Fink is hereby removed as a party to the Agreement and his respective obligations under the Agreement are hereby terminated.

2.           Each of the remaining parties to the Agreement shall continue to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
By: Starboard Value LP,
       its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC
By: Starboard Value LP,
       its manager

STARBOARD VALUE LP
By: Starboard Value GP LLC,
       its general partner
STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner STARBOARD PRINCIPAL CO GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Mark R. Mitchell, Peter A. Feld, Dennis A. Miller and James A. Warner